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Surge Components, Inc. Announces Postponement of Annual Meeting of Shareholders

- Decision Follows Demand by Dissident Shareholders to Delay Meeting -

DEER PARK, N.Y. (November 11, 2016) – Surge Components, Inc. (“Surge” or the “Company”) (OTC Pink:SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, announced today that its Board of Directors has postponed the Company’s Annual Meeting of Shareholders to January 5, 2017.

The Board issued the following statement in conjunction with this announcement:

“We have decided to postpone the Annual Meeting in order to ensure all Surge shareholders are given sufficient time to make an informed decision about their votes. Recently, dissident shareholders Michael Tofias and Bradley Rexroad brought a lawsuit against Surge in Nevada, urging the Company to delay the date of the Annual Meeting and turn over shareholder information.

We were surprised by the demand to delay the Annual Meeting, given that the meeting date was validly set by the Company and the dissidents never made this demand previously. Also, under the clear and unambiguous language of the relevant statute, the dissidents are not entitled to the requested shareholder information. However, our commitment to shareholder democracy and transparency remains steadfast, and this lawsuit is a time consuming distraction from the important issues at hand and is wasting the Company’s and shareholders’ resources. Therefore, we have shared the shareholder information with Messrs. Tofias and Rexroad even though we have no obligation under the statute to do so and decided to consent to their demand to delay the Annual Meeting date.

We continue to firmly believe that electing Messrs. Tofias and Rexroad to the Board of Surge and immediately pursuing a sale process is not in the best interests of the Company and all shareholders. We remind shareholders that Tofias and Rexroad have not put forth a plan for growing Surge and delivering increased shareholder value, beyond simply displacing your experienced co-founders – Ira Levy and Steve Lubman – from the board and urging a prompt sale of the Company. These “plans” would leave the Company and its shareholders without a clear direction, would only serve to satisfy the short-term interests of these dissident shareholders, and would rob you of long-term value creation.

We therefore urge all shareholders to support our nominations of Ira Levy and Steve Lubman, who each has 40 years of experience in the electronics components industry, who together have built the Company into what it is today, and who are deploying a successful strategy to deliver enhanced, long-term value to all shareholders. Vote today on the GOLD proxy card to pave the way for continued growth and value creation at Surge.”

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About Surge Components, Inc.

Founded in November 1981, Surge is a supplier of capacitors, discrete semi-conductors and audible/sounding devices. Surge’s capacitor product portfolio includes aluminum electrolytic capacitors, film capacitors, and ceramic capacitors. In the discrete semiconductor portfolio, Surge’s strengths include general purpose, recovery, schottky, polymer ESD, and transient voltage suppressors, transistors, diodes, and a full line of bridge rectifiers. With more than 30 years in the industry, Surge helps customers bring their products to market using the highest quality components with the most competitive economics to scale. Surge supplies its top quality products to customers in many market segments, including, but not limited to, power, energy, automotive, computer, telecom and security.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to revise or update any forward-looking statements whether as a result of new information, events or circumstances occurring after the date of this press release or otherwise.

Media Contact

Sloane & Company

Joe Germani, 212-486-9500

jgermani@sloanepr.com